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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         TURBOCHEF TECHNOLOGIES, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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[Company Letterhead]


                                 July 17, 2001



Dear Fellow Stockholder:

          We wish to bring to your attention certain additional information in the current biography of Mr. Jack Silver from that appearing in the proxy material previously mailed to you. Mr. Silver's current biography is set forth below. The Board unanimously recommends that you vote for the election of Mr. Silver as a director. If you have already mailed in your proxy and either voted for the nominees listed in the proxy material as directors or executed a proxy but did not indicate your vote and wish to continue to vote for Mr. Silver, you need not do anything else at this time. If you wish to change your vote, you may do so by submitting a later dated proxy card or voting your shares at the Annual Meeting on August 7, 2001. We have enclosed a new proxy card and a self addressed, stamped envelope for your convenience.


Sincerely,

/s/ Jeffrey B. Bogatin
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Jeffrey B. Bogatin
Chairman and Interim Chief Executive Officer

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Updated Biography for Mr. Jack Silver
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Jack Silver was appointed as a director of the Company in June 2001.  Mr. Silver is the principal investor and manager of SIAR Capital, an independent investment fund that invests primarily in undervalued, emerging growth companies. Mr. Silver currently sits on the Board of Traffix, a publicly traded direct marketing company. Mr. Silver, a Certified Public Accountant by background, has managed SIAR Capital for over twenty years. Mr. Silver has advised the Company that in July 2001 he consented, interalia, without admitting or denying any wrongdoing, to the entry of a final judgment pursuant to which he is enjoined from violating Sections 10(b) and 13(d) of the Securities Exchange Act of 1934 and Rules 10b-5, 13d-1 and 13d-2 thereunder and has to pay a monetary fine to the Securities and Exchange Commission.